Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of eMagin Corporation of our report dated March 17, 2016, relating to the consolidated financial statements of eMagin Corporation, appearing in the Annual Report on Form 10-K of eMagin Corporation for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

RSM US LLP

Seattle, Washington

December 21, 2016